UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 2, 2004

(Date of earliest event reported)

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

WASHINGTON

(State or other jurisdiction of incorporation)

0-31285	91-1033443
(Commission File Number)	(IRS Employer Identification Number)

2630 SOUTH HARBOR BOULEVARD

SANTA ANA, CALIFORNIA

92704

(Address of Principal Executive Offices)

(Zip Code)

(714) 327-3000

(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure

The Company is furnishing this Report on Form 8-K in connection with its press release announcing the establishment of 10b5-1 sales plans by certain of its officers.

The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

The text included with this Report is available on our website located at www.ttmtech.com, although we reserve the right to discontinue that availability at any time.

EXHIBITS

Exhibit 99.1                 Press Release dated February 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: February 2, 2004	By:	/s/ Stacey M. Peterson
Stacey M. Peterson
Chief Financial Officer